UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

STAAR SURGICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On September 22, 2025, STAAR Surgical Company (“STAAR”) issued the following press release:

STAAR Surgical Announces Expiration of “Window Shop” Period; No Competing Acquisition Proposals Received

Reinforces STAAR Board’s Determination that Alcon Merger Maximizes Stockholder Value and is Best Path Forward for STAAR Stockholders

LAKE FOREST, CA, September 22, 2025 —- STAAR Surgical Company (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today announced the expiration of the 45-day “window shop” period under the terms of the previously announced merger agreement with affiliates of Alcon (SIX/NYSE: ALC). The “window shop” period expired at 11:59 p.m., Eastern Time, on September 19, 2025, and no competing acquisition proposal was received despite Broadwood Partners’ active exploration of alternative buyers over the past 45 days.

“The expiration of the ‘window shop’ period with no competing acquisition proposal reinforces the Board’s conclusion that the Alcon merger maximizes value for STAAR stockholders,” said Stephen Farrell, CEO of STAAR. “In an effort to derail the Alcon merger, Broadwood Partners has repeatedly claimed that other parties are interested and capable of making a proposal. However, the Company has not received any competing proposal since media reports of takeover interest in STAAR first surfaced in July 2024, nor since the Alcon merger agreement was announced.”

“Broadwood has provided significant input on the composition of the STAAR Board and management team, including recommending three of the Board’s current six members and voting for all of STAAR’s directors at STAAR’s 2025 Annual Meeting. The Board extensively considered Broadwood’s opposition to the Alcon merger agreement as well as its fiduciary responsibility to all stockholders, including Broadwood, before unanimously approving the Alcon agreement. Collectively, the Board and management team understand the market risks, trends, and opportunities better than Broadwood, and Broadwood’s opposition to the transaction is unfounded,” continued Mr. Farrell.

STAAR stockholders are encouraged to consider the following additional facts:

•

Prior to entering into the Alcon merger agreement, STAAR’s Board conducted an extensive evaluation of the Company’s strategic alternatives, including continuing as a standalone company. The expiration of the “window shop” period and absence of a competing proposal further validate the Board’s determination that the Alcon merger agreement maximizes stockholder value and is the best path forward for the Company and STAAR stockholders;

•

More than a year before STAAR entered into the Alcon merger agreement, there were market rumors and public reports regarding potential M&A interest in STAAR, yet in the ensuing months, no competing proposal was received; and

•

Broadwood has repeatedly indicated that it has been in contact with possible strategic and financial parties interested in acquiring the Company as an alternative to the Alcon merger. However, despite the “window shop” period providing a clear path to make a competing proposal with a nominal termination fee, no competing proposal has been received.

The “window shop” provision in the Alcon merger agreement reflects the STAAR Board’s commitment to maximizing stockholder value and was aggressively negotiated by STAAR. This provision enabled STAAR to accept a competing acquisition proposal and terminate the Alcon merger agreement with a nominal termination fee of 1% of the Alcon merger transaction value, as further described in the Alcon merger agreement. This nominal fee compares to the 3% termination fee that would be payable to Alcon if STAAR terminates the Alcon merger agreement to accept a superior proposal received after September 19, 2025.

The $28.00 per share all-cash consideration in the Alcon merger agreement provides STAAR stockholders with compelling, certain, and immediate cash value at a significant premium across multiple measures, including a 51% premium to the closing price of STAAR common stock on August 4, 2025 (the day prior to the agreement being announced) and a 59% premium to STAAR’s 90-day volume weighted average price as of that date.

Broadwood is asking STAAR stockholders to forfeit the all-cash, premium value provided by the Alcon merger agreement and instead underwrite the significant risks inherent in STAAR as a standalone company. If the transaction is not approved, STAAR expects stockholders will be exposed to significant value destruction as compared to the $28 per share merger value. The Company’s stock was trading at $18.49 prior to the announcement of the agreement, and preliminary third quarter trends signal that the business challenges which have been adversely impacting STAAR’s financial results are continuing. STAAR’s stockholders are encouraged to reject Broadwood’s flawed and misleading claims.

The STAAR Board of Directors strongly recommends STAAR stockholders vote “FOR” the merger proposal on the WHITE proxy card TODAY.

Stockholders with questions about voting their shares should contact STAAR’s proxy solicitor, Innisfree M&A Incorporated:

•	For stockholders: (877) 750-8233 (toll-free)

•	For banks and brokerage firms: (212) 750-5833

About STAAR Surgical

STAAR Surgical (NASDAQ: STAA) is the global leader in implantable phakic intraocular lenses, a vision correction solution that reduces or eliminates the need for glasses or contact lenses. Since 1982, STAAR has been dedicated solely to ophthalmic surgery, and for 30 years, STAAR has been designing, developing, manufacturing, and marketing advanced Implantable Collamer® Lenses (ICLs), using its proprietary biocompatible Collamer material. STAAR ICL’s are clinically-proven to deliver safe long-term vision correction without removing corneal tissue or the eye’s natural crystalline lens. Its EVO ICL™ product line provides visual freedom through a quick, minimally invasive procedure. STAAR has sold more than 3 million ICLs in over 75 countries. Headquartered in Lake Forest, California, the company operates research, development, manufacturing, and packaging facilities in California and Switzerland. For more information about ICL, visit www.EVOICL.com. To learn more about STAAR, visit www.staar.com.

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including STAAR’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), on September 16, 2025. The Proxy Statement was first sent to STAAR stockholders on September 16, 2025. This communication is not a substitute for the Proxy Statement or any other document that STAAR may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting STAAR’s investor relations website, https://investors.staar.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Under SEC rules, STAAR and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of STAAR’s common stock in connection with the proposed transaction. Information about the directors and executive officers of STAAR and their ownership of STAAR’s common stock is set forth in the Proxy Statement, the definitive proxy statement for STAAR’s 2025 Annual Meeting of Stockholders (the “Annual Proxy Statement”), which was filed with the SEC on April 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025058174/staa-20250424.htm), including the sections captioned “Compensation of Directors,” “Information Regarding Executive Officers” and “Security Ownership of Principal Shareholders and Management,” or its Annual Report on Form 10-K for the year ended December 27, 2024, which was filed with the SEC on February 21, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025024813/staa-20241227.htm), and in other documents filed by STAAR with the SEC. To the extent holdings of such participants in STAAR’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by STAAR’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

The information covered by this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this communication that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from STAAR’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (8) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth in the Proxy Statement under the caption “Risk Factors” and STAAR’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in STAAR’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, STAAR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

STAAR Contacts:

Niko Liu, CFA

United States: +1 626-303-7902 (ext 3023)

Hong Kong: +852-6092-5076

nliu@staar.com

investorrelations@staar.com

Connie Johnson

+1 626 303 7902 (ext 2207)

cjohnson@staar.com

Lucas Pers / Zach Genirs

Joele Frank, Wilkinson Brimmer Katcher

+1 212-895-8692 / +1 212-895-8653